Exhibit 99.1
Michela English
August 3, 2010
Gladstone Land Corporation
1521 Westbranch Drive, Suite 200
McLean, Virginia 22102
CONSENT TO REFERENCE IN PROSPECTUS
In connection with the Registration Statement on Form S-11 filed by Gladstone Land Corporation (the “COMPANY”), I hereby consent to the reference to me in the prospectus included in such registration statement as having agreed to join the board of directors of the Company.

Very truly yours,

/s/ Michela English
Michela English